Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-260696 and 333-260697 on Form S-8 of our report dated March 16, 2022, relating to the financial statements of Allbirds, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ Deloitte & Touche LLP
San Francisco, California
March 16, 2022